Rule 424(b)(3)
File No.: 333-10802
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents 3000
deposited Shares)
OVERSTAMP:  Effective November 7,
2006 the Companys  new name is AES
TIETE S.A.
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR VOTING COMMON SHARES
WITHOUT PAR VALUE OF SHARES OF
COMPANHIA DE GERACAO DE
ENERGIA ELETRICA TIETE
(ORGANIZED UNDER THE LAWS OF
THE FEDERATIVE REPUBLIC OF
BRAZIL)
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
____, or registered assigns IS THE OWNER
OF
____________________________________
___
AMERICAN DEPOSITARY SHARES
representing deposited voting common
shares (herein called Shares) of
COMPANHIA DE GERACAO DE
ENERGIA ELETRICA TIETE,
incorporated under the laws of the
Federative Republic of Brazil (herein called
the Company). At the date hereof, each
American Depositary Share represents 3000
Shares deposited or subject to deposit under
the Deposit Agreement (as such term is
hereinafter defined) at the Sao Paulo office
of Banco Itau (herein called the Custodian).
The Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS 101
BARCLAY STREET, NEW YORK, N.Y.
10286.
      1.	THE DEPOSIT
AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of __________, 1999 (herein called
the Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof. The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities). Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
      2.	SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt for the purpose of withdrawal of the
Deposited Securities represented by the
American Depositary Shares evidenced
hereby, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Charter, the
provisions of or governing the Deposited
Securities and applicable law, the Owner
hereof is entitled to delivery, to him or upon
his order, of the Deposited Securities at the
time represented by the American
Depositary Shares for which this Receipt is
issued. Delivery of such Deposited
Securities may be made by (a) (i) the
delivery of certificates, if any, in the name of
the Owner hereof or as ordered by him or
certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him,
or (ii) book-entry transfer of the Shares
represented by this Receipt to an account in
the name of such Owner or as ordered by
him, and (b) delivery of any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt to
such Owner or as ordered by him. Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, as provided in the Deposit
Agreement; provided that the forwarding of
certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the
risk and expense of the Owner hereof.
      3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose. This Receipt
may be split into other such receipts, or may
be combined with other such receipts into
one Receipt, evidencing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered. As a
condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt,
the delivery of any distribution thereon, or
withdrawal of any Deposited Securities, the
Company, the Depositary, the Custodian, or
Registrar may require payment from the
depositor of the Shares or the presenter of
the Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with such reasonable
regulations as the Depositary and the
Company may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
Article 3 and any regulations deemed
necessary or desirable by the Depositary or
the Custodian to facilitate compliance with
any applicable rules or regulations of the
Banco Central de Brasil (the Central Bank)
or the Comissao de Valores Mobiliarios (the
CVM).
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts, or the combination or split-up of
Receipts generally may be suspended,
during any period when the transfer books of
the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities, or
(iv) any other reason that may at any time be
specified in paragraph I(A) (1) of the
General Instructions to Form F-6, as from
time to time in effect, or any successor
provision thereto. Without limitation of the
foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
      4.	LIABILITY OF OWNER
FOR TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof. The Depositary may refuse to
effect any transfer of this Receipt or any
combination or split-up hereof or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge (and
any taxes or expenses arising out of such
sale), and the Owner hereof shall remain
liable for any deficiency.
      5.	WARRANTIES ON
DEPOSIT OF SHARES.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor, if any, are validly issued, fully
paid, non-assessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do. Every such person shall also be deemed
to represent that such Shares and the
Receipts evidencing American Depositary
Shares representing such Shares would not
be Restricted Securities. Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
      6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, legal or beneficial ownership of
Receipts, Deposited Securities or other
securities, compliance with all applicable
laws or regulations or terms of the Deposit
Agreement or such Receipt, or such
information relating to the registration on
the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
reasonably require. The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made. The Depositary shall from
time to time advise the Company of the
availability of any such proofs, certificates
or other information and shall provide
copies thereof to the Company as promptly
as practicable upon request by the Company,
unless such disclosure is prohibited by law.
      7.	CHARGES OF
DEPOSITARY.
      The Company agrees to pay the fees
and reasonable out-of-pocket expenses of
the Depositary and those of any Registrar
only in accordance with agreements in
writing entered into between the Depositary
and the Company from time to time. The
Depositary shall present a detailed statement
for such expenses to the Company at least
once every three months. The charges and
expenses of the Custodian are for the sole
account of the Depositary.
      The following charges (to the extent
permitted by applicable law or the rules of
any securities exchange on which the
American Depositary Shares are admitted
for rights are instead sold by the Depositary
and the net proceeds distributed and (ii) the
amount of such proceeds.
      The Depositary may own and deal in
any class of securities of the Company and
its affiliates and in Receipts.
      8.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York;
provided, however, that the Depositary and
the Company, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or for
all other purposes.
      9.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature of
a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized officer
of the Registrar.
      10.	REPORTS; INSPECTION
OF TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934. Such reports and
communications will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports, notices
and communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary, the Custodian or a nominee of
either as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company. The Depositary will also
make available for inspection by Owners of
Receipts copies of such reports, notices and
communications when furnished by the
Company pursuant to the Deposit
Agreement. Any such reports, notices and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission applicable to the Company.
The Company agrees to provide to the
Depositary, at the Companys expense
(unless otherwise agreed in writing by the
Company and the Depositary), all
documents that it provides to the Custodian.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts for an object other
than the business of the Company,
including, without limitation, a matter
related to the Deposit Agreement, the
Receipts or the Deposited Securities.
      11.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or on its
behalf, its agent, receives any cash dividend
or other cash distribution on any Deposited
Securities, the Depositary will, if at the time
of receipt thereof any amounts received in a
Foreign Currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert or will cause its
agent to convert, within one Business Day
after its receipt of such dividend or
distribution (unless otherwise prohibited or
prevented by law), such dividend or
distribution into Dollars, transfer such
Dollars to the United States and will, as
promptly as practicable, distribute the
amount thus received (net of the expenses of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement) to the Owners of Receipts
entitled thereto; provided, however, that in
the event that the Company, the Depositary
or the Custodian is required to withhold and
does withhold from such cash dividend or
other cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly. The Depositary shall distribute
only such amounts as can be distributed
without distributing to any Owner a fraction
of one cent and any balance that is not so
distributed shall be held by the Depositary
(without liability for the interest thereon)
and shall be added to and be part of the next
sum received by the Depositary for
distribution to the Owners of Receipts then
outstanding. The Company or its agent will
remit to the appropriate governmental
agency in Brazil all amounts withheld and
owing to such agency. The Depositary will
forward to the Company or its agent in a
timely manner such information from its
records as the Company may reasonably
request to enable the Company or its agent
to file necessary reports with governmental
agencies, and the Depositary or the
Company or its agent may file any such
reports necessary to obtain benefits under
the applicable tax treaties for the Owners.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of
the Deposit Agreement, the Depositary will,
as promptly as practicable, cause the
securities or property received by it to be
distributed to the Owners of Receipts
entitled thereto, in proportion to the number
of American Depositary Shares representing
such Deposited Securities held by each of
them respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may, after consultation with the
Company, adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement and any expenses in connection
with such sale) shall be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash, all in the
manner and subject to the conditions set
forth in the Deposit Agreement. To the
extent such securities or property or the net
proceeds thereof are not distributed to
Owners as provided in Section 4.02 of the
Deposit Agreement, the same shall
constitute Deposited Securities and each
American Depositary Share shall thereafter
also represent its proportionate interest in
such securities, property or net proceeds.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary shall distribute, as promptly
as practicable, to the Owners of outstanding
Receipts entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by each of them respectively, additional
Receipts evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement. In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
set forth in the Deposit Agreement. If
additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby. In addition,
the Depositary may withhold any
distribution of Receipts under Section 4.03
of the Deposit Agreement if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities Act
or is exempt from registration under the
provisions of such Act.
      In the event that the Depositary
determines that any distribution in property
other than cash (including Shares and rights
to subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems reasonably
necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
      12.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason it would be unlawful for the
Depositary either to make such rights
available to any Owners or to dispose of
such rights and make the net proceeds
available to such Owners, then the
Depositary shall allow the rights to lapse. If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all
or certain Owners but not to other Owners,
the Depositary shall distribute to any Owner
to whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it
deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner hereunder, the
Depositary will, as promptly as practicable,
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
pursuant to such warrants or other
instruments to the Depositary from such
Owners to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees of the
Depositary and any other charges as set forth
in such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner. As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, execute and deliver Receipts to
such Owner. In the case of a distribution
pursuant to this paragraph, such Receipts
shall be legended in accordance with
applicable U.S. laws, and shall be subject to
the appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      If the Depositary determines that it is
not lawful or feasible to make such rights
available to all or certain Owners, it will use
its best efforts that are reasonable under the
circumstances to sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.09 of
the Deposit Agreement, any expenses in
connection with such sale and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise. Such proceeds shall be
distributed as promptly as practicable in
accordance with Section 4.01 of the Deposit
Agreement.
      If a registration statement under the
Securities Act is required with respect to the
securities to which any rights relate in order
for the Company to offer such rights to
Owners and sell the securities represented by
such rights, the Depositary will not offer
such rights to Owners having an address in
the United States (as defined in Regulation
S) unless and until such a registration
statement is in effect, or unless the offering
and sale of such securities and such rights to
such Owners are exempt from registration
under the provisions of such Act.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
      13.	CONVERSION OF
FOREIGN CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can, pursuant to applicable law, be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary or the
Custodian shall convert or cause to be
converted as promptly as practicable (and in
any event within one Business Day of its or
its agents receipt of such Foreign Currency)
by sale or in any other manner that it may
determine in accordance with applicable
law, such Foreign Currency into Dollars. If,
at the time of conversion of such Foreign
Currency into Dollars, such Dollars can,
pursuant to applicable law, be transferred
outside of Brazil for distribution to Owners
entitled thereto, such Dollars shall be
distributed as promptly as practicable to the
Owners entitled thereto or, if the Depositary
or the Custodian shall have distributed any
rights, warrants or other instruments which
entitle the holders thereof to such Dollars,
then to the holders of such rights, warrants
and/or instruments upon surrender thereof
for cancellation. Such distribution or
conversion may be made upon an averaged
or other practicable basis without regard to
any distinctions among Owners on account
of exchange restrictions, the date of delivery
of any Receipt or otherwise and shall be net
of any expenses of conversion into Dollars
incurred by the Depositary or the Custodian
as provided in Section 5.09 of the Deposit
Agreement.
      If such conversion, transfer or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary or the
Custodian shall file as promptly as
practicable such application for approval or
license; however, the Depositary or the
Custodian shall be entitled to rely upon
Brazilian local counsel in such matters,
which counsel shall be instructed to act as
promptly as possible.
      If at any time Foreign Currency
received by the Depositary or the Custodian
is not, pursuant to applicable law,
convertible, in whole or in part, into Dollars
transferable into the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary cannot be promptly obtained at a
reasonable cost, the Depositary or the
Custodian shall, (a) as to that portion of the
Foreign Currency that is convertible into
Dollars, make such conversion and, if
permitted by applicable law, transfer such
Dollars to the United States for distribution
to Owners in accordance with the first
paragraph of this Article 13 or, if such
transfer is not so permitted, hold such
Dollars uninvested and without liability for
interest thereon for the respective accounts
of the Owners entitled to receive the same,
and (b) as to the nonconvertible balance, if
any, (i) if requested in writing by an Owner,
distribute or cause the Custodian to
distribute the Foreign Currency (or an
appropriate document evidencing the right to
receive such Foreign Currency) received by
the Depositary or Custodian to such Owner
and (ii) the Depositary shall cause the
Custodian to hold any amounts of
nonconvertible Foreign Currency not
distributed pursuant to the immediately
preceding subclause (i) for the respective
accounts of the Owners entitled to receive
the same, uninvested and without liability
for interest thereon for the respective
accounts of the Owners entitled to receive
the same.
      14.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever any
exchange of Receipts for other depositary
receipts is effected, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date, which date shall (x) be the same date as
the record date fixed by the Company, to the
extent practicable, or (y) if different from the
record date fixed by the Company, be fixed
after consultation with the Company (a) for
the determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
      15.	VOTING OF DEPOSITED
SECURITIES.
      As soon as practicable after receipt
of notice of any meeting or solicitation of
proxies of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion
of the Depositary, which shall contain (a)
such information as is contained in such
notice of meeting (or, if requested by the
Company a summary in English of such
information provided by the Company), (b)
a statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of Brazilian law, the
Charter and the provisions of the Deposited
Securities, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that instructions may be
given or deemed given in accordance with
the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated by the Company. Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as practicable and permitted under
Brazilian law, the Charter and the Deposited
Securities to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request. The Depositary
shall not itself vote or attempt to exercise the
right to vote that attaches to the Shares or
other Deposited Securities, other than in
accordance with such instructions or deemed
instructions. If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities; provided,
that no such instruction shall be deemed
given and no such discretionary proxy shall
be given with respect to any matter as to
which the Company informs the Depositary
(and the Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially or
adversely affects the rights of holders of
Shares.
      Subject to the rules of any securities
exchange on which American Depositary
Shares or the Deposited Securities
represented thereby are listed, the
Depositary shall, if requested by the
Company, deliver, at least two Business
Days prior to the date of such meeting, to
the Company, to the attention of its Chief
Financial Officer, copies of all instructions
received from Owners in accordance with
which the Depositary will vote, or cause to
be voted, the Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipts at such
meeting. Delivery of instructions will be
made at the expense of the Company (unless
otherwise agreed in writing by the Company
and the Depositary), provided that payment
of such expenses shall not be a condition
precedent to the obligations of the
Depositary under Section 4.07 of the
Deposit Agreement.
      16.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, and
shall if the Company shall so request,
execute and deliver additional Receipts as in
the case of a dividend in Shares, or call for
the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
      17.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
      Neither the Depositary nor the
Company shall incur any liability to any
Owner or Beneficial Owner of any Receipt,
if by reason of any provision of any present
or future law or regulation of the United
States, Brazil or any other country, or of any
other governmental or regulatory authority,
or by reason of any provision, present or
future, of the Charter, or by reason of any
provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company shall be prevented or forbidden
from or be subject to any civil or criminal
penalty on account of doing or performing
any act or thing which by the terms of the
Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary
or the Company incur any liability to any
Owner or Beneficial Owner of a Receipt by
reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement. Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, or for any
other reason, the Depositary is prevented or
prohibited from making such distribution or
offering available to Owners, and the
Depositary is prevented or prohibited from
disposing of such distribution or offering on
behalf of such Owners and making the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse. Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that they agree
to perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith. The Depositary shall
not be subject to any liability with respect to
the validity or worth of the Deposited
Securities. Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expenses and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary. Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information. The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith. The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
      The Company agrees to indemnify
the Depositary, its directors, employees,
agents and affiliates and any Custodian
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the reasonable fees and
expenses of counsel) which may arise out of
acts performed or omitted, in accordance
with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified, or supplemented
from time to time, (i) by either the
Depositary or a Custodian or their respective
directors, employees, agents and affiliates,
except for any liability or expense arising
out of the negligence or bad faith of either of
them, and except to the extent that such
liability or expense arises out of information
relating to the Depositary or the Custodian,
as applicable, furnished in writing to the
Company by the Depositary or the
Custodian, as applicable, expressly for use
in any registration statement, proxy
statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum)
relating to the Shares, or omissions from
such information; or (ii) by the Company or
any of its directors, employees, agents and
affiliates.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
      The Depositary, subject to Sections
2.05 and 2.09 of the Deposit Agreement,
may own and deal in any class of securities
of the Company and its affiliates and in
Receipts.
      18.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement. The
Depositary may at any time be removed by
the Company by written notice of such
removal, effective upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement. Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians.
      19.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable. Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges) or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts. Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby. In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby, except in
order to comply with mandatory provisions
of applicable law.
      20.	TERMINATION OF
DEPOSIT AGREEMENT.
      The Depositary at any time, at the
direction of the Company, shall terminate
the Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination. The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding, such termination to be effective
on a date specified in such notice not less
than 30 days after the date thereof, if at any
time 60 days shall have expired after the
Depositary shall have delivered to the
Company a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement. On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.05 of the Deposit Agreement, and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to the Owner or upon the Owners
order, of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt. If any
Receipts shall remain outstanding after the
date of termination, the Depositary thereafter
shall discontinue the registration of transfers
of Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges). At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.08 of the Deposit
Agreement. Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
      21.	REGULATORY
COMPLIANCE.
      Pursuant to the Deposit Agreement,
the Depositary and the Company have
confirmed to each other that, for as long as the Deposit Agreement is in effect, they shall comply with any requirements for registration of the amount of Deposited
Securities with the Central Bank and furnish to the CVM and the Central Bank any information and documents related to the Receipts and the Depositarys obligations hereunder whenever required pursuant to applicable law or regulation or as may be requested by such authorities from time to time, whether such information and documents are requested from the
Depositary or the Company. In the event
that the Depositary or the Custodian shall be advised (in writing) by reputable independent Brazilian counsel (the Legal
Warning) that the Depositary or Custodian reasonably could be subject to criminal or material, as reasonably determined by the Depositary, civil liabilities as a result of the Company having failed to provide to the CVM or the Central Bank such information or documents reasonably available only through the Company, the Depositary will immediately send a copy of the Legal
Warning to the Company, shall have the
right to immediately resign as Depositary by written notice to the Company and will not be subject to any liability hereunder for such resignation or such determination, except that (i) the Depositary shall promptly, but in no event later than three (3) business days, if permitted by applicable law, duly assign, transfer and deliver all right, title and interest in and to the Deposited Securities held on account or on behalf of Owners to the Company or its nominee and (i) to the extent not prohibited by applicable law, the Depositary shall provide the Company or any successor depositary hereunder with access, during normal business hours, to such records as may be reasonably necessary to enable the Company or such successor depositary to fulfill the obligations that the Depositary would have had hereunder but for such resignation. Upon effectiveness of such resignation the Depositary shall otherwise be discharged from all of its obligations under the Deposit Agreement. In the event that the Depositary resigns pursuant to this paragraph either (i) the Company will appoint a new depositary, in which case the Company will assume the obligations stated as the obligations of the Depositary under Section 5.04 of the Deposit Agreement or (ii) if the Company fails to appoint a new depositary within 60 days of such resignation, the Deposit
Agreement shall be terminated in
accordance with Section 6.02 of the Deposit
Agreement and the Company or its
designated agent will assume the obligations stated as the obligations of the Depositary in such section.